Exhibit 99.1

2007-18

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON STOCKHOLDERS APPROVE SHARE INCREASE; 2-FOR-1 STOCK SPLIT TO BE EFFECTED DECEMBER 28

HOUSTON (December 7, 2007) – Cameron’s stockholders have approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 150 million to 400 million. This will allow the Company to complete a previously announced 2-for-1 stock split to be effected in the form of a stock dividend. Stockholders of record as of the close of business on December 17, 2007 will receive one additional share of Cameron common stock for every share held at that time, with the new shares to be issued on December 28, 2007. The stock split will increase the Company’s total shares outstanding from approximately 109.5 million to approximately 219 million.

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com